Exhibit 4
                                EMEX CORPORATION

                                Secured Grid Note

$2,034,100.00                                            New York, New York
                                                         Date: February 11, 2002

     FOR VALUE RECEIVED, Emex Corporation, a Nevada corporation (the "Company") with its principal executive office at 12600 West Colfax Avenue, Suite C-500, Lakewood, CO 80215, promises to pay to the order of Thorn Tree Resources LLC, a Delaware limited liability company ("Payee"), with its principal office at 888 Seventh Avenue, Suite 1608, New York, New York 10106, or its registered assigns, the principal amount of Two Million Thirty Four Thousand One Hundred Dollars ($2,034,100.00) or so much thereof as shall be advanced by Payee to the Company and not repaid (the "Principal Amount"), together with interest, compounded monthly, on such Principal Amount, on June 1, 2002 (the "Maturity Date"). The Principal Amount and accrued interest is payable in such coin or currency of the United States of America as at the time of payment shall be legal tender for the payment of public and private debts. Interest on this Note shall accrue on the Principal Amount outstanding from time to time at a rate per annum computed in accordance with Section 2 hereof.

     Each payment by the Company pursuant to this note (this "Note") shall be made without set-off or counterclaim and in immediately available funds.

     The President of the Company will give notice to Payee of the Company's request that a loan be made to it hereunder before 11:00 a.m. (New York City time) at least two (2) business days prior to the date that the loan is requested to be made, by delivering a notice to Payee (a "Drawing Notice"), such notice to specify: (1) the amount in U.S. dollars; (2) the account to which the funds are to be paid; and (3) that no Event of Default has occurred and is continuing.

     This Note evidences loans made by Payee to the Company, from time to time from the date hereof until April 30, 2002, up to an aggregate principal amount of $2,034,100. The unpaid balance of this Note at any time shall be the total amount advanced by Payee to the Company, less the total amount of principal payments made hereon by the Company. The date and amount of each such loan and each payment on account of principal thereof may be endorsed by Payee on the grid attached to and made part of this Note, and when so endorsed shall represent evidence thereof binding upon the Company in the absence of manifest error. Any failure by Payee to so endorse shall in no way mitigate or discharge the obligation of the Company to repay any loans actually made.

     By making a request for a loan, the Company shall be deemed to be representing to Payee that all of the representations and warranties of the Company set forth in this Note are true and correct as of the date of such request as if made on and as of such date and shall also be deemed to be representing and warranting to Payee that on such date the Company is not in breach of any of its covenants to Payee set forth in this Note or in any other agreement, document or instruments between of the Company and Payee and no Event of Default has occurred and is continuing with


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respect to any obligations of the Company to Payee.

     The Company (i) waives presentment, demand, protest or notice of any kind in connection with this Note and (ii) agrees, in the event of an Event of Default (as defined below), to pay to the holder hereof, on demand, all costs and expenses (including reasonable legal fees) incurred in connection with the enforcement and collection of this Note.

     This Note is secured by an Amended and Restated General Security Agreement, dated as of the date hereof (the "Security Agreement"), of the Company in favor of Payee covering certain collateral (the "Collateral"), all as more particularly described and provided therein, and is entitled to the benefits thereof. The Security Agreement, the Uniform Commercial Code financing statements in connection with the Security Agreement, and any and all other documents executed and delivered by the Company to Payee under which Payee is granted liens on assets of the Company are collectively referred to as the "Security Documents."

     The Principal Amount of this Note and any accrued interest hereon may be prepaid at any time and from time to time, in whole or in part, without premium or penalty.

     1. Conversion Into Securities.

          A. The Holder may elect, in its sole discretion, to convert some or all of the outstanding Principal Amount and any accrued interest thereon into shares of the Company's common stock, $ .01 par value per share (the "Common Stock"), at a price equal to $3.00 per share of Common Stock (the "Conversion Price"). To the extent all or a portion of the Principal Amount is converted into securities of the Company pursuant to this Section 1, the Principal Amount of the Company's indebtedness under this Note shall accordingly be reduced, and such conversion shall constitute the full discharge of the Principal Amount so converted.

          B. Adjustments. The Conversion Price and the shares of Common Stock are subject to adjustment from time to time as follows:

               (i) Merger, Sale of Assets, etc. If at any time while any portion of the Principal Amount of this Note is outstanding there shall be (i) a reorganization (other than a combination, reclassification, exchange or subdivision of shares otherwise provided for herein), (ii) a merger or consolidation of the Company with or into another corporation in which the Company is not the surviving entity, or a merger in which the Company is the surviving entity but the shares of the Company's capital stock outstanding immediately prior to the merger are converted by virtue of the merger into other property, whether in the form of securities, cash or otherwise, or (iii) a sale or transfer of the Company's properties and assets as, or substantially as, an entirety to any other corporation or other entity, then, as a part of such reorganization, merger, consolidation, sale or transfer, lawful provision shall be made so that Payee shall thereafter be entitled to receive upon conversion of some or all of the outstanding Principal Amount of this Note, the number of shares of stock or other securities or property that Payee would have been entitled to receive in such reorganization, consolidation, merger, sale or transfer if the conversion had been completed immediately before such reorganization, merger, consolidation, sale or transfer, all subject to further


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adjustment  as  provided  in this  Section 1. The  foregoing  provision  of this
Section   1(B)(i)  shall   similarly   apply  to   successive   reorganizations,
consolidations, mergers, sales and transfers and to the stock or securities of any other corporation or other entity that are at the time receivable upon the conversion of some or all of the outstanding Principal Amount of this Note. If the per-share consideration payable to Payee for shares in connection with any such transaction is in a form other than cash or marketable securities, than such consideration must be equal to the fair market value of the Principal Amount converted as determined in good faith by the Company's Board of Directors. In all events, appropriate adjustment (as determined in good faith by the Company's Board of Directors) shall be made in the application of the provisions of this Note with respect to the conversion and the corresponding rights and interests of Payee after the transaction, to the end that the provisions of this Note shall be applicable after that event, as near as reasonably may be, in relation to any shares or other property deliverable after that event upon conversion of some or all of the outstanding Principal Amount of this Note.

               (ii) Reclassification, etc. If the Company, at any time while any portion of the Principal Amount of this Note remains outstanding, by reclassification of securities or otherwise, shall change any of the securities as to which conversion rights under this Note exist into the same or a different number of securities of any other class or classes, Section 1 of this Note shall thereafter represent the right to acquire such number and kind of securities as would have been issuable as the result of such change with respect to the securities that were subject to the conversion rights under Section 1 of this
Note immediately prior to such reclassification or other change, and the Conversion Price therefor shall be appropriately adjusted, all subject to further adjustment as provided in this Section 1.

               (iii) Split, Subdivision or Combination of Shares. If the Company, at any time while any portion of the Principal Amount of this Note remains outstanding, shall split, subdivide or combine the securities as to which conversion rights under Section 1 of this Note exist, into a different number of securities of the same class, the Conversion Price for such securities shall be proportionately decreased in the case of a split or subdivision or proportionately increased in the case of a combination.

               (iv) Adjustments for Dividends in Stock or other Securities or Property. If while any portion of the Principal Amount of this Note remains outstanding, the holders of the Common Stock (including, without limitation, holders of securities which may be converted into Common Stock) at the time shall have received, or, on or after the record date fixed for the determination of eligible stockholders, shall have become entitled to receive, without payment therefor, other or additional stock or other securities or property (other than cash) of the Company by way of dividend, then and in each case, Section 1 of this Note shall represent the right to acquire, in addition to the number of shares of Common Stock receivable upon conversion of some or all of the outstanding Principal Amount of this Note, and without payment of any additional consideration therefor, the amount of such other or additional stock or other securities or property (other than cash) of the Company that Payee would hold on the date of such exercise had it been the holder of record of the shares of Common Stock receivable upon conversion of some or all of the outstanding Principal Amount of this Note on the date hereof and had thereafter, during the period from the date hereof to and including the date of such exercise, retained such shares and/or all other additional


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stock  available by it as aforesaid  during such  period,  giving  effect to all adjustments called for during such period by the provisions of this Section 1, less the portion, if any, of such other or additional stock or other securities or property (other than cash) attributable to shares that were acquired by Payee through conversion of all or a portion of the Principal Amount pursuant hereto and disposed of prior to the record date of the dividend.

               (v)  Adjustments  for Issuances of Common Stock Below  Conversion
Price. In case the Company shall hereafter issue shares of its Common Stock (excluding shares issued (i) in any of the transactions described in Sections 1(B)(ii), 1(B)(iii) or 1(B)(iv), above, (ii) upon exercise of options granted to the Company's officers, directors and employees under a plan or plans adopted by the Company's Board of Directors and approved by its shareholders, if such shares would otherwise be included in this subsection (v), (but only to the extent that the aggregate number of shares excluded hereby and issued after the date hereof, shall not exceed 10% of the Common Stock outstanding at the time of any issuance), (iii) upon exercise of options, warrants and convertible debentures outstanding as of the date hereof, or conversion of some or all of the outstanding Principal Amount of this Note, (iv) to shareholders of any corporation which merges into the Company in proportion to their stock holdings of such corporation immediately prior to such merger, upon such merger or (v)
issued  in  a  bona  fide  public   offering   pursuant  to  a  firm  commitment
underwriting, but only if no adjustment is required pursuant to any other specific subsection of this Section 1 (without regard to subsection (viii) below) with respect to the transaction giving rise to such rights) for a consideration per share (the "Offering Price") less than the Conversion Price, then the Conversion Price shall be adjusted immediately thereafter so that it shall equal the price determined by multiplying the Conversion Price in effect immediately prior thereto by a fraction, the numerator of which shall be the sum of the number of shares of Common Stock outstanding immediately prior to the issuance of such additional shares and the number of shares of Common Stock which the aggregate consideration received (determined as provided in subsection
(vii) below) for the issuance of such additional shares would purchase at the Conversion Price, and the denominator of which shall be the number of shares of Common Stock outstanding immediately after the issuance of such additional shares. Such adjustment shall be made successively whenever such an issuance is made.

               (vi) Adjustments for Issuances of Convertible Securities Below Conversion Price. In case the Company shall hereafter issue any securities convertible into or exchangeable for its Common Stock for a consideration per share of Common Stock initially deliverable upon conversion or exchange of such securities (determined as provided in subsection (vii) below) less than the Conversion Price, then the Conversion Price shall be adjusted immediately thereafter so that it shall equal the price determined by multiplying the Conversion Price in effect immediately prior thereto by a fraction, the numerator of which shall be the sum of the number of shares of Common Stock outstanding immediately prior to the issuance of such securities and the number of shares of Common Stock which the aggregate consideration received (determined as provided in subsection (vii) below) for such securities would purchase at the Conversion Price, and the denominator of which shall be the sum of the number of shares of Common Stock outstanding immediately prior to such issuance and the maximum number of shares of Common Stock of the Company deliverable upon conversion of or in exchange for such securities at the initial


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conversion or exchange price or rate. Such adjustment shall be made successively whenever such an issuance is made.

               (vii) Method of Computation. For purposes of any computation respecting consideration received pursuant to subsections (v) and (vi) of this
Section 1(B), the following shall apply:

                    (a) in the case of the issuance of shares of Common Stock for cash, the consideration shall be the amount of such cash, provided that in no case shall any deduction be made for any commissions, discounts or other expenses incurred by the Company for any underwriting of the issue or otherwise in connection therewith;

                    (b) in the case of the issuance of shares of Common Stock for a consideration in whole or in part other than cash, the consideration other than cash shall be deemed to be the current market price thereof as determined in good faith by the Board of Directors of the Company (irrespective of the accounting treatment thereof), whose determination shall be conclusive; and

                    (c) in the case of the issuance of securities convertible into or exchangeable for shares of Common Stock, the aggregate consideration received therefor shall be deemed to be the consideration received by the Company for the issuance of such securities plus the additional minimum consideration, if any, to be received by the Company upon the conversion or exchange thereof (the consideration in each case to be determined in the same manner as provided in clauses (a) and (b) of this subsection (vii)).

               (viii) Required Adjustments. No adjustment in the Conversion Price shall be required unless such adjustment would require an increase or decrease of at least $.01 in such price; provided, however, that any adjustments which by reason of this subsection (viii) are not required to be made shall be carried forward and taken into account in any subsequent adjustment required to be made hereunder. All calculations under this Section 1 shall be made to the nearest cent or to the nearest one-hundredth of a share, as the case may be.

               (ix) Adjustment of Number of Shares of Common Stock. Whenever the Conversion Price is adjusted pursuant to Section 1(B)(iii), 1(B)(v) and 1(B)(vi) above, the number of shares of Common Stock acquired upon conversion of some or all of the outstanding Principal Amount of this Note shall be adjusted by multiplying such number of shares of Common Stock by a fraction, the numerator of which is the Conversion Price immediately prior to such adjustment and the denominator of which is the Conversion Price immediately after such adjustment.

               (x) Other Adjustments. In case any event shall occur as to which the other provisions of this Section 1 are not strictly applicable but as to which failure to make any adjustment would not fairly protect the exercise rights represented by this Section 1 in accordance with the essential intent and principles hereof then, in each such case, Payee may appoint a firm of independent public accountants of recognized national standing reasonably acceptable to the Company, which such firm shall give their opinion as to the adjustment, if any, on a basis consistent


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with the  essential  intent and  principles  established  herein,  necessary  to preserve the exercise rights represented herein. Upon receipt of such opinion, the Company will promptly mail a copy thereof to Payee and shall make the adjustments described therein. The fees and expenses of such independent public accountants shall be borne by the Company.

     2. Computation of Interest.

          A. Base Interest Rate. Subject to Sections 2B and 2C below, the outstanding Principal Amount shall bear interest, compounded monthly, at the rate of the Prime Rate at J.P. Morgan Chase & Co. as of the date hereof (the "Prime Rate"), plus five (5%) percent per annum.

          B. Penalty Interest. From and after the occurrence of an Event of Default until the earlier of (i) the date upon which such Event of Default has ceased to exist or (ii) payment in full of the Principal Amount of this Note, the rate of interest applicable to the unpaid Principal Amount shall be adjusted to the Prime Rate plus seven (7%) percent per annum, payable on demand; provided, that in no event shall the interest rate exceed the Maximum Rate provided in Section 2C below.

          C. Maximum Rate. In the event that it is determined that, under the laws relating to usury applicable to the Company or the indebtedness evidenced by this Note ("Applicable Usury Laws"), the interest charges and fees payable by the Company in connection herewith or in connection with any other document or instrument executed and delivered in connection herewith cause the effective interest rate applicable to the indebtedness evidenced by this Note to exceed the maximum rate allowed by law (the "Maximum Rate"), then such interest shall be recalculated for the period in question and any excess over the Maximum Rate paid with respect to such period shall be credited, without further agreement or notice, to the Principal Amount outstanding hereunder to reduce said balance by such amount with the same force and effect as though the Company had specifically designated such extra sums to be so applied to principal and Payee had agreed to accept such extra payment(s) as a premium-free prepayment. All such deemed prepayments shall be applied to the principal balance payable at maturity. In no event shall any agreed to or actual exaction as consideration for this Note exceed the limits imposed or provided by Applicable Usury Laws in the jurisdiction in which the Company is a resident applicable to the use or detention of money or to forbearance in seeking its collection in the jurisdiction in which the Company is a resident.

     3. Events of Default.

          If any of the following events shall occur for any reason whatsoever (and whether such occurrence shall be voluntary or involuntary or come about or be effected by operation by law or otherwise) (each, an "Event of Default"):

               (i) Non-Payment of Obligations. The Company fails to make any payment of the principal of this Note within five (5) business days after the same shall become due and payable (whether by acceleration or otherwise) or shall fail to pay accrued interest on this Note within five (5) business days of when the same shall become due and payable (whether by acceleration or otherwise);


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

               (ii) Non-Performance. The Company shall materially default and/or be in material breach of any term and/or provision in this Note, that certain Secured Grid Note of the Company payable to Payee, dated October 17, 2001, that certain Secured Note of the Company payable to Payee, dated January 23, 2002, the Security Documents, the Warrants to purchase Common Stock issued to Payee on October 17, 2001, the Warrants to purchase Common Stock issued to Payee on January 23, 2002 and on the date hereof, the Warrant Agreements relating thereto, or any representation and/or warranty made by the Company to Payee, and the Company shall fail to cure such default or breach within ten (10) business days after written notice from Payee;

               (iii) Bankruptcy, Insolvency, etc. The Company (or any of its subsidiaries) shall:

                    (a) become insolvent or generally fail or be unable to pay, or admit in writing its inability to pay, its debts as they become due (provided, that financial statement book value shall not be considered in determining insolvency for the purposes of this Section 3(iii)(a));

                    (b) apply for, consent to, or acquiesce in, the appointment of a trustee, receiver, sequestrator or other custodian for the Company or any of its property, or make a general assignment for the benefit of creditors;

                    (c) in the absence of such application, consent or acquiesce in, permit or suffer to exist the appointment of a trustee, receiver, sequestrator or other custodian for the Company or for any part of its property;

                    (d) permit or suffer to exist the commencement of any bankruptcy, reorganization, debt arrangement or other case or proceeding under any bankruptcy or insolvency law, or any dissolution, winding up or liquidation proceeding, in respect of the Company, and, if such case or proceeding is not commenced by the Company or converted to a voluntary case, such case or proceeding shall be consented to or acquiesced in by the Company or shall result in the entry of an order for relief, provided no default shall be deemed to have occurred if the Company acts to procure the dismissal or discontinuance of any such case or proceeding within thirty (30) days after its commencement; or

                    (e) take any corporate or other action authorizing, or in furtherance of, any of the foregoing;

          then, and in any such Event of Default, Payee may, by notice to the Company, take any or all of the following actions, without prejudice to the rights of Payee to enforce its claims against the Company: (1) declare the principal of and any accrued interest and all other amounts payable under this Note to be due and payable, whereupon the same shall become, forthwith due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Company, (2) proceed to enforce or cause to be enforced any remedies provided under any of the Security Documents, and (3) exercise any other remedies available at law or in equity,


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

either by suit in equity or by action at law, or both, whether for specific performance of any covenant or other agreement contained in this Note; provided, that upon the occurrence of any Event of Default referred to in Section 3(iii) then (without prejudice to the rights and remedies specified in clause (3) above) automatically, without notice, demand or any other act by Payee, the principal of and any accrued interest and all other amounts payable under this Note shall become immediately due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived by the Company, anything contained in this Note to the contrary notwithstanding. No remedy conferred in this Note upon Payee is intended to be exclusive of any other remedy, and each and every such remedy shall be cumulative and shall be in addition to every other remedy conferred herein or now or hereinafter existing at law or in equity or by statute or otherwise.

     4. Representations and Warranties. To induce Payee to make loans to the Company, the Company represents, warrants and covenants to Payee that:

          (i) the Company is duly incorporated and validly existing in good standing under the laws of the jurisdiction of its incorporation, with full power and authority to make, deliver and perform this Note;

          (ii) the execution, delivery and performance by the Company of this Note have been duly authorized by all necessary corporate action and do not and will not violate or conflict with its charter or by-laws or any law, rule, regulation or order binding on the Company;

          (iii) this Note has been fully executed by an authorized officer of the Company and constitutes a legal, valid, binding and enforceable obligation of the Company;

          (iv) no authorization, consent, approval, license, exemption of or filing or registration with, any court or government or governmental agency is or will be necessary to the valid execution, delivery or performance by the Company of this Note; and

          (v) other than the stockholder class actions currently pending against the Company, there are no pending or threatened actions, suits or proceedings against or affecting the Company by or before any court, commission, bureau or other governmental agency or instrumentality, which, individually or in the aggregate, if determined adversely to the Company, would have a material adverse effect on the business, properties, operations, or condition, financial or otherwise, of the Company.

     5. Amendments and Waivers.

          A. Waivers, Amendments, etc. (i) The provisions of this Note may from time to time be amended, modified or waived, if such amendment, modification or waiver is in writing and consented to by the Company and Payee.

               (ii) No failure or delay on the part of Payee in exercising any power or right under this Note shall operate as a waiver thereof, nor shall any single or partial exercise of any such power or right preclude any other or further exercise thereof or the exercise of any other power or right. No notice to or demand on the Company in any case shall entitle it to any notice or demand in similar or other circumstances. No waiver or approval by Payee shall, except as may be otherwise stated in such waiver or approval, be applicable to subsequent transactions. No waiver or approval hereunder shall require any similar or dissimilar waiver or approval thereafter to be granted hereunder.

               (iii) To the extent that the Company makes a payment or payments to Payee, and such payment or payments or any part thereof are subsequently for any reason invalidated, set aside and/or required to be repaid to a trustee, receiver or any other party under any bankruptcy law, state or federal law, common law or equitable cause, then to the extent of such recovery, the obligation or part thereof originally intended to be satisfied, and all rights and remedies therefor, shall be revived and continued in full force and effect as if such payment had not been made or such enforcement or setoff had not occurred.

               (iv) After any waiver, amendment or supplement under this section becomes effective, the Company shall mail to Payee a copy thereof.

     6. Miscellaneous.

          A. Parties in Interest. All covenants, agreements and undertakings in this Note binding upon the Company or Payee shall bind and inure to the benefit of its successors and permitted assigns of the Company and Payee, respectively.

          B. Final Agreement. This Note, when executed by the Company, supersedes any prior oral or written communication or agreement between the Company and Payee relating to the subject matter hereof, including that certain term sheet from Payee to the Board of Directors relating to the advances evidenced by this Note.

          C. Governing Law. This Note shall be governed by and construed in accordance with the laws of the State of New York without regard to the conflicts of laws principles thereof. Each of the parties hereto irrevocably submits to the exclusive jurisdiction of the United States District Court for the Southern District of New York located in the borough of Manhattan in the City of New York and the Supreme Court of the State of New York, New York County, for the purposes of any suit, action or other proceeding arising out of this Note or any transaction contemplated hereby.

          D. Waiver of Jury Trial. PAYEE AND THE COMPANY HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE ANY RIGHTS THEY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH THIS NOTE OR ANY OTHER DOCUMENT OR INSTRUMENT EXECUTED AND DELIVERED IN CONNECTION HEREWITH OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER VERBAL OR WRITTEN) OR ACTIONS OF PAYEE OR THE COMPANY. THIS PROVISION IS A MATERIAL INDUCEMENT FOR PAYEE'S PURCHASING THIS NOTE.

          IN WITNESS WHEREOF, this Note has been executed and delivered on the date specified above by the duly authorized representative of the Company.

                                        EMEX CORPORATION


                                        By: /s/ Walter W. Tyler
                                           -----------------------------
                                           Name: Walter W. Tyler
                                           Title: President and CEO

                         LOANS AND PAYMENTS OF PRINCIPAL

Date     Loan No.      Amount         Amount of       Balance of        Notation
----     -------       of Loan        Principal       Unpaid            --------
                       ($)            Paid ($)        Principal ($)
                       ---            --------        -------------